Acura Pharmaceuticals to Present at the 26th Annual ROTH Conference

Palatine, IL - (March 5, 2014) - Acura Pharmaceuticals, Inc. (NASDAQ: ACUR), a specialty pharmaceutical company developing products intended to address medication abuse and misuse, today announced that Bob Jones, President and Chief Executive Officer, will present at the 26th Annual ROTH Capital Conference on Tuesday, March 11, 2014 at 4:00 p.m. Pacific Time. The conference is being held at the Ritz-Carlton Laguna Niguel in Dana Point, California.

The presentation will be webcast live and may be accessed by visiting Acura’s website at www.acurapharm.com. A replay of the webcast will be available for 90 days.

About Acura Pharmaceuticals

Acura Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development and commercialization of product candidates intended to address medication abuse and misuse, utilizing its proprietary AVERSION® and IMPEDE® Technologies. AVERSION® contains polymers that cause the drug to gel when dissolved; it also contains compounds that irritate the nasal passages. IMPEDE® is designed to disrupt the processing of pseudoephedrine from tablets into methamphetamine.

In June 2011, the U.S. Food and Drug Administration approved OXECTA® (oxycodone HC1 tablets) which incorporates the AVERSION® technology. The Company has a development pipeline of additional AVERSION® technology products containing other opioids.

The trademark OXECTA® is owned by Pfizer Inc.

Contact:

for Acura Investor Relations

investors@acurapharm.com

847-705-7709

for Acura Media Relations

pr@acurapharm.com

847-705-7709